Amendment to Option Agreement

This Amendment is dated as of March 15, 2017

AMONG:

Sierra Pacific Industries, Inc.,
With an address at:
19794 Riverside Avenue, Anderson, CA 96007

(the "**Optionor**")

AND:

Rise Grass Valley, Inc.,
A Nevada corporation with an address at
Suite 448 – 1090 West Georgia Street, Vancouver, BC V6E 3V7

(the "**Optionee**")

WHEREAS:

A. The parties entered into a certain Option Agreement dated January 6, 2017.
B. The Option Agreement established a closing date of March 31, 2017.
C. The parties desire to extend the Closing date until June 30, 2017.

NOW THEREFORE, in consideration of the mutual promises contained herein and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **Change of Closing Date.** Section 1.1 (b) shall be replaced with the following term:

   (b) "Closing Date" means June 30, 2017, or such other date as may be agreed upon by the parties;

2. **Additional Deposit Amount.** In consideration for granting on an extension to the Closing Date, the Optionee shall transfer the sum of $200,000 ("Additional Deposit") to Optionor within 15 days of the execution of this Amendment. The Additional Deposit shall be non-refundable and shall be applied to the purchase price as set forth in Section 3.1 of the Option Agreement.

3. **Entire Agreement.** This Amendment along with the Option Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of an between the parties relating to the Property (as defined in the Option Agreement) and there are no representations, warranties, covenants or other agreements among the parties in connection with the subject matter hereof except as specifically set forth in this Amendment and in the Option Agreement.

BM

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

Sierra Pacific Industries Inc.

Per: ______________________

Name: MD Emmerson
Title: Chairman and CFO

Rise Grass Valley Inc.

Per: ______________________

Name: Benjamin Mossman
Title: CEO